UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 23, 2005
                                (March 22, 2005)


                          ATLANTIC WINE AGENCIES, INC.
             (Exact name of registrant as specified in its charter)


Florida                 Atlantic Wine Agencies Inc.                65-1102237
                        64 Knightsbridge
                        London, UK SW1X

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(State or other jurisdiction         (Address of Principal                (I.R.S. Employer
    of incorporation or                Executive Offices)               Identification No.)
       organization)
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Registrant's telephone number, including area code: 011 27 21 858 1130

Item 5.02. Departure of Carl Voss, a Director.

On March 22, 2005, Carl Voss resigned as a member of the Board of Directors of Atlantic Wine Agencies, Inc. (the "Company"). Mr. Voss cited his disagreement with the current policies of the Board of Directors, procedures and direction of the Company as his reasons for his resignation.

The Company strenuously disputes each and every allegation of Mr. Voss as set forth in his letter of resignation. The Company has retained local Australian counsel and accountants to investigate the conduct of the management of its Australian subsidiaries.

The Company undertakes to update the public at such time that it has a clear understanding of the facts.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Wine Agencies, Inc.

Date: March 23, 2005


/s/ Adam Mauerberger
-----------------------
Mr. Adam Mauerberger,
President